fExhibit 10.1.16.1

Chesapeake Energy Corporation

DEFERRED COMPENSATION PLAN SUMMARY

2005

Official Plan Name	Chesapeake Energy Corporation Deferred Compensation Plan

Plan Purpose	To provide a select group of highly compensated employees and non-management directors with a capital accumulation opportunity by deferring compensation on a pre-tax basis.

First Plan Year	January 1, 2005 to December 31, 2005.

Subsequent Plan Years	January 1 to December 31.

Administrative Committee	Chesapeake Energy Corporation Employee Compensation and Benefits Committee.

Eligibility for Participation	•	Employees with combined base salary and performance bonus compensation of $95,000 and above for the twelve months prior to the year of deferral as determined on the enrollment date.

	•	Non-management members of the Chesapeake Energy Corporation Board of Directors.

	•	To participate, an eligible employee must complete all election forms.

	•	The Administrative Committee may change the criteria for eligibility.

Sources of Deferrals	•	Up to 75% of annual base salary, and up to 100% of performance bonus. Employees also eligible for the 401(k) Make-Up Plan may only elect in total up to 75% of annual base salary and/or up to 100% of performance bonus across the Deferred Compensation, 401(k) and
401(k) Make-Up Plans.

	•	Non-management members of the Chesapeake Energy Corporation Board of Directors may elect to defer cash director compensation.

	•	Minimum deferral per Plan year of:

✓ $5,000 of total compensation.

DEFERRED COMPENSATION PLAN SUMMARY

Sources of Deferrals (con’t.)	•	Minimum deferral can be satisfied from base salary and/or performance bonus.

	•	No deferral election shall reduce a participant’s compensation below the amount necessary to satisfy the following obligations:

✓ Applicable employment taxes (e.g., FICA/Medicare) on amounts deferred;

✓ benefit plan withholding requirements;

✓ income tax withholding for compensation that cannot be deferred.

Deferral Elections	•	Initial elections must be filed by December 31st to be effective with the first pay period on or after January 1 of any year.

	•	Deferred compensation will be credited to a participant’s account 5 business days after the compensation is withheld.

✓ Salary/director compensation deferral elections are for the period in which salary/director compensation is earned.

✓ Bonus deferral elections are for the period in which performance bonus is earned regardless of when such performance bonus is paid.

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Deferral elections are irrevocable for the Plan year and are intended to be in effect from year to year thereafter (evergreen), unless regulations specify that a new election is required and/or until increased, decreased or terminated for any subsequent Plan year by filing an election during the open enrollment period prior to that Plan year.

Company Contributions/ Company Match	The Company may make discretionary Company contributions at any time.

Vesting	Employee and non-management director deferrals, Company contributions, if any, and net investment returns credited to deferral accounts will vest as follows:

	•	Participants will vest immediately in their own voluntary deferrals of salary, performance bonus or director compensation.

	•	Additional discretionary Company contributions, if any, will vest according to a vesting schedule set by the Administrative Committee at the time the contribution is made.

DEFERRED COMPENSATION PLAN SUMMARY

Investment Options	•	Participants shall specify one or more benchmark fund(s) in which their deferrals will be deemed to be invested.

	•	The net investment earnings credited to the deferral account are the net investment returns of the applicable benchmark funds. The net investment return may be negative if the applicable benchmark fund sustains a loss. Net investment return is gross return less applicable advisors’ fees.

	•	Investment returns are valued and recorded daily.

	•	The Administrative Committee has the right to change the benchmark funds from time to time.

	•	Participants have the opportunity to change allocations for new/future deferrals and/or existing account balances on a daily basis.

Distribution of Account Balances	•	Each Plan year’s deferrals and earnings thereon may have a separate distribution schedule.

	•	Distributions are taxable as ordinary income when received.

	•	A participant may elect to receive that Plan year’s deferrals and earnings thereon either at separation in service or at a specified future date while employed (Scheduled In-Service Withdrawal).

Distribution in the event of: Scheduled In-Service Withdrawals	•	A participant may elect to receive a scheduled distribution from the Plan while still employed.

✓ The year in which the distribution commences must be at least 2 years after the end of the Plan year for which income is deferred.

✓ A participant may elect to receive the distribution in a lump sum or annual installments over 2 to 10 years.

✓ Notwithstanding the above, if a participant’s distribution is less than $25,000, payment will be in a single lump sum.

✓ The form of distribution may be amended at least 12 months prior to the elected distribution date by giving the Company written notice (on a form to be provided by TBG Financial).

✓ Any change in the timing of payment may require that the distribution be delayed at least five years beyond the previously scheduled payment commencement date.

	•	Distributions will be paid in January of the year specified.

DEFERRED COMPENSATION PLAN SUMMARY

Distribution in the event of: Nonscheduled In-Service Withdrawals	Nonscheduled distributions are not available for post-2004 Plan year balances.

Distribution in the event of: Hardship Withdrawals	• Participant voluntary deferral account balances are eligible for hardship withdrawals.

• These are permitted without penalty, subject to approval by the Administrative Committee. Hardship withdrawals may be granted on a limited basis and only for the following reasons:

✓ Participant’s or dependent’s illness or accident;

✓ Casualty loss of participant’s property;

✓ other similar circumstances arising out of events beyond the control of the participant, but which may not be relieved through other resources of the participant.

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An individual claiming hardship will be required to submit documentation of the hardship and proof that any loss is not covered by other means and will be unable to participant in the Plan for the remainder of the year of the hardship withdrawal and the next Plan year.

Change of Control	• Upon a Change of Control (as defined in the Plan document) any unvested Company contribution balances, if applicable, will become vested.

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Subject to Internal Revenue Service guidelines, lump sum distributions will be made to all participants upon a Change of Control unless the Administrative Committee in effect prior to the Change of Control elects otherwise.

Effect on Other Plans	Participant deferrals hereunder will reduce the amount of compensation available for contribution into the 401(k) Plan and the 401(k) Make-Up Plan.

Rabbi Trust	The rabbi trust receives each participant’s deferrals and invests the cash in selected benchmark funds.

Risk of Loss	All amounts deferred or contributed under the Plan and earnings on these amounts are Chesapeake Energy Corporation assets. In the event of the Company’s bankruptcy or insolvency, the rights of Plan participants would be no greater than those of general unsecured creditors of the Company.

DEFERRED COMPENSATION PLAN SUMMARY

Plan Amendment	The Plan may be amended or terminated at any time, except that no such modification or termination shall reduce any amounts then credited to a participant’s account.